Exhibit 99.3

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer To Exchange Each Outstanding Share of Common Stock

of

GENZYME CORPORATION

for

$74.00 Net Per Share and

One Contingent Value Right

by

GC MERGER CORP.

a wholly-owned subsidiary of

SANOFI-AVENTIS

Pursuant to the Prospectus/Offer to Exchange dated March 7, 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2011, UNLESS THE EXCHANGE OFFER IS EXTENDED.

March 7, 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by GC Merger Corp., a Massachusetts corporation (the “Purchaser”) and a wholly-owned subsidiary of sanofi-aventis, a French société anonyme (“Parent”), and Parent to act as Dealer Manager in connection with the offer by Purchaser to exchange each of the issued and outstanding shares of common stock, par value $0.01 (the “Shares”), of Genzyme Corporation (“Genzyme”), a Massachusetts corporation, for (i) $74.00 in cash, less any applicable withholding taxes and without interest, and (ii) one contingent value right (each, a “CVR”) issued by Parent upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange, dated March 7, 2011, and in the related Letter of Transmittal (which together with the Prospectus/Offer to Exchange, as each may be amended or supplemented from time to time, collectively constitute the “Exchange Offer”). Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares that are registered in your name or in the name of your nominee.

As discussed in the Prospectus/Offer to Exchange, the Exchange Offer is not being made in any jurisdiction where the Exchange Offer would not be in compliance with the applicable laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2011, UNLESS EXTENDED.

Enclosed herewith are copies of the following documents:

1.	The Prospectus/Offer to Exchange, dated March 7, 2011.

2.	The Letter of Transmittal to be used to accept the Exchange Offer and to tender Shares and for the information of your clients, including guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

3.	A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Exchange Agent”) by the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed by the Expiration Date.

4.	A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

5.	Genzyme’s Solicitation/Recommendation Statement on Schedule 14D-9/A filed with the Securities and Exchange Commission (the “SEC”) by Genzyme on March 7, 2011, which includes the unanimous recommendation of Genzyme’s board of directors that Genzyme shareholders accept the Exchange Offer and tender their Shares to Purchaser pursuant to the Exchange Offer.

6.	A return envelope addressed to Computershare Trust Company, N.A., the Exchange Agent, for your use only.

Please note the following:

1.	The consideration for each Share is (i) $74.00 in cash, less any applicable withholding taxes and without interest, and (ii) one CVR, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange.

2.	The Exchange Offer is being made for all outstanding Shares.

3.	The Exchange Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 16, 2011, by and among Parent, Purchaser and Genzyme (the “Merger Agreement”). Purchaser is offering to acquire all of the Shares as a first step in acquiring the entire equity interest in, and thus control of, Genzyme. Pursuant to the Merger Agreement, after the Exchange Offer is completed, subject to the approval of Genzyme’s shareholders, if required by applicable law, Purchaser will merge with and into Genzyme (the “Merger”), with Genzyme surviving the Merger as a wholly-owned subsidiary of Parent. In the Merger, each remaining Share (other than dissenting Shares and Shares owned by Parent or Genzyme (or their respective subsidiaries)) will be converted into the right to receive the same consideration as that received by Genzyme shareholders pursuant to the Exchange Offer. The Genzyme board of directors recommends that Genzyme shareholders accept the Exchange Offer by tendering their shares in the Exchange Offer.

4.	The Exchange Offer and the withdrawal rights expire at 11:59 p.m., New York City Time, on Friday, April 1, 2011, unless extended as described in the Prospectus/Offer to Exchange (as extended, the “Expiration Date”).

5.	The Exchange Offer is conditioned upon, among other things, (i) there having been validly tendered in the Exchange Offer and not properly withdrawn that number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly-owned Subsidiaries), constitutes at least a majority of the total number of then-outstanding Shares on a fully diluted basis; (ii)(a) a registration statement on Form F-4 to register the CVRs (the “Registration Statement”) having been declared effective and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose having been initiated or threatened by the SEC, (b) the CVRs being issued in the Exchange Offer and the Merger having been approved for listing (subject, if applicable, to notice of issuance) for trading on Nasdaq Stock Market (or such other exchange(s), electronic trading networks or other suitable trading platforms as are mutually agreed by Parent and Genzyme), and (c) a contingent value rights agreement to be entered into between Parent and a trustee mutually acceptable to Parent and Genzyme prior to the completion of the Merger having been duly executed and delivered by Parent and the trustee and being in full force and effect; and (iii) the other conditions described in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Conditions of the Exchange Offer” having been satisfied.

6.	Exchange of Shares pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in connection with book-entry transfer of the shares, (b) certificates for such Shares or a confirmation of a book-entry transfer of such Shares into the Exchange Agent’s account at the Depositary Trust Company and (c) any other required documents. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE CONSIDERATION TO BE RECEIVED BY TENDERING SHAREHOLDERS, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

7.	Any stock transfer taxes applicable to the transfer of Shares to Purchaser pursuant to the Exchange Offer will be paid by Parent or Purchaser, except as otherwise provided in the Prospectus/Offer to Exchange and the related Letter of Transmittal.

Neither Parent nor Purchaser will pay any commissions or fees to any broker, dealer or other person, other than the undersigned Dealer Manager, MacKenzie Partners, Inc. (the “Information Agent”) and other persons described in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Fees and Expenses,” for soliciting tenders of shares of Genzyme common stock pursuant to the Exchange Offer. Upon request, Parent or Purchaser will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Shareholders who wish to tender their Shares but whose certificates representing such Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the Expiration Date or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus/Offer to Exchange entitled “The Exchange Offer—Procedure for Tendering.”

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at the address and telephone number set forth on the back cover of the Prospectus/Offer to Exchange.

Very truly yours,

J.P. Morgan Securities LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PURCHASER, PARENT, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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